Exhibit 24(b)(8)(c)(1): Fund Distribution, Administrative and Shareholder Service Agreement made and entered into as of July 25, 2016, and effective December 31, 2015, by and between Voya Insurance and Annuity Company, Directed Services, LLC and Voya Investments Distributor, LLC, Voya Balanced Portfolio, Voya Government Money Market Portfolio, Voya Intermediate Bond Portfolio, Voya Investors Trust, Voya Partners, Inc., Voya Strategic Allocation Portfolios, Inc. Voya Variable Funds, Voya Variable Insurance Trust, Voya Variable Portfolios, Inc. and Voya Variable Products Trust.

FUND PARTICIPATION, ADMINISTRATIVE AND SHAREHOLDER SERVICE AGREEMENT

THIS AGREEMENT (the “Agreement”) is made and entered into as of this 25th day of July, and effective on the
Effective Date, as defined below, by and between Voya Insurance and Annuity Company (the "Company”), Directed Services,
LLC (“Company Distributor”) (Company together with Company Distributor, “Company Parties”), and, Voya Investments
Distributor, LLC (the "Distributor") and each non-retail, insurance dedicated, registered investment company listed on
Schedule A (each a “Registrant”) on its own behalf and on behalf of each of its series or classes of shares described in
Schedule B hereto (each a “Fund” and collectively, the “Funds” and each a “Class” and collectively the “Classes”, as applicable).

WHEREAS, each Registrant issues a separate series of shares of beneficial interest for each Fund representing a fractional undivided interest in that Fund; and

WHEREAS, Distributor acts as principal underwriter for the Funds; and

WHEREAS, the Funds are available to offer shares of one or more of its series to separate accounts of insurance companies established for variable annuity contracts and variable life insurance policies and to serve as an investment medium for variable annuity contracts and variable life insurance policies offered by insurance companies that have entered into participation agreements substantially similar to this agreement ("Participating Insurance Companies"); and

WHEREAS, Company is an insurance company that is a provider of multi-fund variable insurance and retirement products; and

WHEREAS, in connection with its retirement products, the Company issues or will issue variable annuity contracts and variable funding agreements (the "Contracts") to certain plans under Sections 401,403(b), 457 or 408 of the Internal
Revenue Code of 1986, as amended from time to time (“Tax Code”), and certain nonqualified deferred compensation arrangements, (the, “Plans”) supported in whole or in part by Company separate accounts (the "Separate Accounts"1); and

WHEREAS, under this Agreement, such Plans are only permitted to invest in the Funds indirectly through Contracts issued by the Company; and

WHEREAS, the Company has established and may establish in the future separate accounts to serve as an underlying investment vehicle for the Contracts; and

WHEREAS, the Company will offer units of the Separate Accounts that may in turn invest in shares of the Funds; and

WHEREAS, the Company will provide various administrative, recordkeeping and shareholder services, such as the maintenance of account records for Plan participants (“Plan Participants”), in connection with the investment in the Funds through the Contracts; and

WHEREAS, Company Distributor distributes the Contracts supported by the Separate Accounts that may in turn invest in shares of the Funds; and

1 As used in the Agreement, Separate Accounts refer to separate accounts that fund retirement products and expressly exclude separate accounts that fund variable annuity contracts or variable life insurance policies, but only to the extent that they fund such contacts or policies.

WHEREAS, the Funds have obtained an order from the SEC granting certain insurance companies and certain insurance company separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6c-2(b)(l5) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by: (a) certain separate accounts of both affiliated and unaffiliated life insurance companies; and (b) certain qualified pension and retirement plans that are arrangements within the meaning of Section 817-5(f)(3)(iii) of the Tax Code and the regulations thereunder, outside of the separate account context (hereinafter the "Mixed and Shared Funding Exemptive
Order"); and

WHEREAS, Company desires to submit orders to effect transactions in shares of the Fund for investors. Such investors may include existing and prospective customers (“Customers”) of Company. The term “Customers,” as used in this
Agreement, shall include Plans, Plan Representatives, Plan Participants, and Contract owners, as the context requires).

NOW, THEREFORE, it is agreed as follows:

1	.	Separate Accounts.

The Company represents that each of the Separate Accounts is a separate account under Iowa insurance law and that it has registered or will register each of the Separate Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Separate Account is a "segregated asset account" and interests in each Separate Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
Section 817 of the Tax Code and the regulations thereunder. The Company further represents that it believes, in good faith, that the Contracts are currently, and at the time of issuance shall be, treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that said requirements have ceased to be met or that they might not be met in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Internal Revenue Case (or any successor or similar provision), shall identify such contract as a modified endowment contract. Each Contract provides for the allocation of net amounts received by the Company to a Separate Account for investment in the shares of one or more Funds available through that Separate Account as an underlying investment vehicle. Selection of a particular Registrant, and changes therein from time to time, are made by the Contract owner or Plan Participant, as applicable under a particular Contract. For purposes of this Agreement, the Company shall make the Funds available through Contracts issued to Plans.

2	.	Account.

With respect to each Fund, a single account held in the name of the Company shall be maintained for those assets directed for investment in a Fund through the Contracts. (Such account shall be referred to herein as the "Account.") The
Company, as issuer of the Contracts, shall facilitate purchase and sale transactions with respect to the Account in accordance with the Agreement.

3	.	Services to be Performed by the Company and/or Company Distributor.

(a) The Company shall be responsible for performing certain recordkeeping and administrative services (collectively,
“Sub-TA Services”) with respect to all of the separate accounts, which shall include without limitation:

		o	Providing subaccounting services and maintaining accurate subaccounting records regarding shares beneficially owned by Customers;
		o	Calculating daily valuation of Participant account value;
		o	Providing a fund scorecard to help assess performance of the Funds;

	o	Furnishing (either separately or on an integrated basis with other reports sent to a Customer by the Company)
statements and confirmations of all purchases and redemption requests as may be required by agreement between the Company and the Customers;
	o	Providing tax reporting;
	o	Providing and maintaining elective services for Customers such as check writing and wire transfer services;
	o	Processing Customer purchase and redemption requests that affect allocations to the Funds and placing purchase and redemption instructions with the Funds' transfer agent, including any designee thereof,
("Transfer Agent") in the manner described in Section 4 hereof;
	o	Processing dividend and distribution payments from the Fund on behalf of Customers;
	o	Monitoring Customers for compliance with the applicable frequent trading policy;
	o	Cooperating with the other parties to the Agreement to facilitate implementation of each other's anti-money laundering program;
	o	Providing such other related recordkeeping and administrative services upon which the Funds and the
Company may mutually agree.

(b)	The Company and/or Company Distributor shall be responsible for performing certain shareholder services
(“Shareholder Services”) with respect to the separate accounts, which shall include without limitation:

	o	Assisting Plan Participants in designating and changing dividend options, account designations and addresses;
	o	Establishing and maintaining accounts and records relating to Plan Participants;
	o	Answering questions and handling correspondence from Customers about their accounts and the Funds;
	o	Maintaining participant account records that reflect allocations to the Funds;
	o	Facilitating the tabulation of votes in the event of a meeting of shareholders;
	o	Transmitting proxy statements and other proxy solicitation materials, annual and semi-annual reports, the
Funds’ then current prospectuses and/or summary prospectuses (in each case, the "Prospectus") and other communications from the Funds to Customers as may be required by all applicable federal and state laws, rules, and regulations, including the rules of a self-regulatory organization (“Applicable Law”) and by agreement between the Company and the Customers;
	o	Receiving Customer purchase and redemption requests for shares that reflect allocations to the Funds; and
	o	Providing such other related services upon which the Distributor and the Company or Company Distributor may mutually agree.

(c)	The Company and/or Company Distributor shall perform some or all of the following sales support services
(“Distribution Services”) related to the distribution of shares to the Separate Accounts that invest in the Funds, which shall include without limitation:

	o	Preparing advertising, educational and marketing materials that lists the Funds;
	o	Assisting Customers in completing application forms including allocations to the Funds;
	o	Developing, preparing, printing and mailing of advertisements, sales literature and other promotional materials describing and/or relating to the Funds;
	o	Holding seminars and sales meetings designed to promote the sale of Fund shares; Providing a dedicated plan sponsor website;
	o	Providing a dedicated Plan Participant website;
	o	Providing participant bench-marking tools, calculators and newsletters
	o	Training sales personnel regarding a Fund; and
	o	Any other activity that the Distributor determines is primarily intended to result in the sale of a Fund's shares.

(d) The Company and/or Company Distributor shall each provide all personnel, facilities and equipment reasonably necessary in order for it to perform the functions described in this section with respect to the Customers. The
Company Parties shall exercise reasonable care in performing all such services.

4	.	Pricing Information, Orders, Settlement.

(a) Distributor will make shares available to be purchased by the Company, on behalf of the Account, at the net asset value (“NAV”) applicable to each order; provided, however, that the Separate Accounts meet the criteria for purchasing shares of the Funds at NAV as described in the Funds’ Prospectuses and SAIs. The Company agrees to purchase and redeem the shares of the Funds in accordance with the provisions of the terms of its then-current
Prospectus and SAIs. Unless provided otherwise by a Fund’s then-current Prospectus or SAI, Fund shares shall be purchased and redeemed on a net basis for such Separate Accounts in such quantity and at such time determined by the Company to correspond with investment instructions received by the Company from Contract owners, Plan Representatives or Plan Participants. The Board of Trustees of the Fund (hereinafter the "Trustees")
may upon reasonable notice to the Company, refuse to sell shares of any Fund to any person, or suspend, or terminate the offering of any shares of any Fund, or liquidate any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the Funds' shareholders and in compliance with their fiduciary obligations under federal and/or any applicable state laws. The Company acknowledges that orders accepted by it in violation of a Fund’s stated policies may be subsequently revoked or cancelled by Distributor and that the Distributor and the Funds shall not be responsible for any losses incurred by the Company or any Customer as a result of such cancellation.
Distributor or its agent shall notify the Company of any such cancellation prior to 12:00 p.m. Eastern Time on the next Business Day (defined below).

(b) Distributor agrees to furnish or cause to be furnished to the Company Distributor for each Fund: (i) confirmed
NAV information as of the close of trading (normally 4:00 p.m., East Coast time) on the New York Stock
Exchange ("Close of Trading") on each complete business day that the New York Stock Exchange is open for business ("Business Day") or at such other time as the NAV of a Fund is calculated as disclosed in the relevant then current Prospectus(es) in a format that includes the Fund’s name and the change from the last calculated
NAV, (ii) dividend and capital gains information as it arises, and (iii) in the case of a fixed income fund, the daily accrual or the distribution rate factor. The Company hereby elects to receive all dividends and distributions as are payable on a Fund’s shares in the form of additional shares of that Fund. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions. The Company retains the right to revoke this election upon 10 business days prior written notice to the Distributor, pursuant to Section 15(e) and to receive all such dividends and distributions in cash. Distributor shall provide or cause to be provided to the
Company Distributor such information by 7:00 p.m., East Coast time on a best efforts basis. If Distributor is unable to provide the Company Distributor such information by 7:00 p.m., East Coast time, Distributor or its designee will communicate by phone and/or e-mail with the Company Parties, as soon as reasonably practicable upon learning of such inability, regarding the estimated time such data will be available and transmitted. In such event, Distributor will continue to communicate by phone and/or e-mail with the Company Parties until it has verified that the data is received by the Company Parties.

(c) Company Distributor as agent for the Funds solely for the purposes expressed herein shall receive from Contract owners, Plan Representatives or Plan Participants for acceptance as of the Close of Trading on each Business Day orders for the purchase of shares of the Funds, exchange orders, and redemption requests and redemption directions with respect to shares of the Funds held by the Company on behalf of its Separate Accounts
("Instructions"). In addition, the Company Distributor shall (i) transmit to Distributor such Instructions no later than 9:00 a.m., East Coast time on the next following Business Day, and (ii) upon acceptance of any such
Instructions, communicate such acceptance to the Contract owners, Plan Representatives or Plan Participants, as appropriate ("Confirmation"). The Business Day on which such Instructions are received in proper form by
Company Distributor and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed as a result of such Instructions ("Trade Date"). Instructions received in proper form by Company Distributor and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next following Business Day. Company Distributor agrees that all
Instructions received by Company Distributor, which will be transmitted to Distributor for processing as of a particular Business Day, will have been received and time stamped prior to the Close of Trading on that Business
Day.

(d) Company Distributor will wire payment, or arrange for payment to be wired, for such purchase orders, in immediately available funds, to a Fund custodial account or accounts designated by Distributor, as soon as possible, but in any event no later than the Close of Trading on the Business Day after the Trade Date and no later than the close of the Federal Reserve wire on the Business Day after the Trade Date. If the wire is not received by such time, and the delay was not caused by the negligence or willful misconduct of the Distributor, Distributor shall be entitled to receive from the Company Distributor the dollar amount of any overdraft plus any associated bank charges incurred; provided however, that if the delay was due to factors beyond the control of the Company
Distributor, the Company Distributor shall not be liable for any overdraft or any associated bank charges.

(e) Distributor or its designees will wire payment, or arrange for payment to be wired, for redemption orders, in immediately available funds, to an account or accounts designated by Company Distributor, as soon as possible, but in any event no later than the Close of Trading on the Business Day after the Trade Date and no later than the close of the Federal Reserve wire on the Business Day after the Trade Date. If the wire is not received by such time, and the delay was not caused by the negligence or willful misconduct of the Company Distributor, the
Company Distributor shall be entitled to receive from Distributor the dollar amount of any overdraft plus any associated bank charges incurred; provided however, that if the delay was due to factors beyond the control of the
Distributor, Distributor shall not be liable for any overdraft or any associated bank charges. The Funds reserve the right to suspend redemptions consistent with the requirements of Section 22(e) under the 1940 Act and any rules thereunder. The Funds will not bear any responsibility whatsoever for the proper disbursement or crediting or redemption proceeds; the Company Parties alone will be responsible for such action.

(f) In lieu of applicable provisions set forth in paragraphs 4(b) through 4(e) above, the parties may agree to execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's
Fund/SERV System, in which case such activities will be governed by the provisions set forth in Exhibit I to this
Agreement. In addition, the parties may also provide pricing information in accordance with Exhibit I.

(g) Upon Distributor’s request, the Company shall provide copies of historical records relating to transactions between the Funds and the Contract owners, Plan Representatives or Plan Participants investing in such Funds, written communications regarding the Funds to or from such persons, and other materials, in each case, as may reasonably be requested to enable Distributor or its agent, including without limitation, auditors, investment advisers, or transfer agents of the Funds to monitor and review the services being provided under this Agreement, or to comply with any request of a governmental body or self-regulatory organization or a shareholder. The
Company also agrees that the Company will permit the Distributor, the Registrant and/or the Funds, or their agents to have reasonable access to the Company’s personnel and records in order to facilitate the monitoring of the quality of the services being provided under this Agreement.

(h) Company Parties agree and acknowledge that it will be their responsibility for determining that the recommendations to its Customers to purchase shares in the separate accounts that invest in the Funds are suitable to the extent required by applicable law. In particular, each agrees, if required by applicable law, that they are solely responsible for ensuring that the fee structures as well as the Contract and any Funds used as an investment vehicle that is selected by its Customers are suitable and appropriate given their circumstances.

(i)	Company Parties acknowledge and agree that they are solely responsible and liable for the conduct of any sub-
contractor or party they employ to fulfill obligations under this Agreement. It is the responsibility of the
Company Parties’ to ensure that these sub-contractors comply with the terms of this Agreement and applicable laws and regulations. Company also acknowledges that it shall be financially responsible for the actions of sub-
contractors and shall reimburse the Fund(s) and/or Distributor directly for any actions of the sub-contractors that violate this Agreement. It shall be the Company Parties’ responsibility to seek reimbursement from the sub-
contractors. Specifically, Company Distributor has entered into selling agreements (“Selling Agreements”) with both affiliated and unaffiliated broker/dealers whose registered representatives are engaged directly or indirectly in the offer or sale of the Contracts in accordance with the terms of such Selling Agreement. Under the terms of the Selling Agreements, the broker/dealer is responsible for ensuring that its registered representatives comply with all applicable state, federal and securities laws and such other duties as set forth in the Selling Agreements.
Notwithstanding the foregoing, the Company Distributor represents that such other broker/dealers are bound to terms substantially similar to those in this Agreement.

(j)	All parties agree that issuance and transfer of each Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or the Separate Account(s). Shares purchased from each Fund will be recorded in an appropriate title for the Company

(k) Company Distributor shall assume responsibility as herein described for any loss to Distributor, the Registrants and/or to a Fund caused by a cancellation or correction made to an Instruction by a Contract owners, Plan
Representatives or Plan Participants subsequent to the date as of which such Instruction has been received by
Company Distributor and originally relayed to Distributor, and Company Distributor will immediately pay such loss to Distributor, the Registrants and/or such Fund upon Company Distributor’s receipt of written notification, with supporting data.

(l)	The Funds and the Distributor, in each case solely to the extent relating to such party’s responsibilities hereunder, shall indemnify and hold Company Parties harmless, from the Effective Date of this Agreement, against any amount the Company Parties are required to pay to Customers attributable to: (i) an incorrect calculation of a
Fund’s daily NAV, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily
NAV, dividend rate, or capital gain distribution rate of a Fund, upon written notification by Company, with supporting data, to Distributor (each, a “pricing error”). A pricing error as described shall be corrected as follows:
(i) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; and (ii) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Fund's NAV at the time of the error, then the applicable Fund shall reimburse the Company for the costs of adjustments made to correct a
Contract owner’s, a Plan’s or a Plan Participant’s account in accordance with the provisions of this Section 4(l). If an adjustment is necessary to correct a material error which has caused a Contract owner, a Plan or a Plan
Participant to receive less than the amount to which they are entitled, the number of shares of the applicable sub-
account of such Contract owner, Plan or Plan Participant will be adjusted and the amount of any underpayments shall be credited by each Fund to the Company for crediting of such amounts to the applicable Contract owner’s,
Plan’s or Plan Participant’s accounts. Upon notification by each Fund of any overpayment due to a material error, the Company shall promptly remit to Fund any overpayment that has not been paid to a Contract owner, a
Plan or a Plan Participant. In no event shall the Company be liable to a Contract owner, a Plan or a Plan
Participant for any such adjustments or underpayment amounts. A pricing error within items (i) and (ii) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. In addition, the Fund or the Distributor shall be liable to Company Parties for systems and out of pocket costs incurred by Company Parties in making a Contract owner’s, a Plan’s or a Plan Participant’s account whole, if such costs or expenses are a direct result of the Fund’s failure to provide timely or correct NAVs, dividend and capital gains or financial information. In such an event, Company shall notify Distributor of the aggregate amount of the redemption shortfalls and provide supporting documentation for such amount. Upon receipt of such documentation, Distributor shall cause the relevant Fund to remit to the Company any additional redemption proceeds, as prescribed above, in the amount of such redemption shortfalls and the Company shall apply such funds to payment of the redemption shortfalls. If a mistake is caused in supplying such information or confirmations, which results in reconciliation with incorrect information, the amount required to make a Contract owner’s, a Plan’s or a Plan Participant’s account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

(m) The standards set forth in this Section (l) above are based on the Parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

(n) Each party shall notify the others of any errors or omissions in any information, including any NAV and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. All parties to the Agreement agree to maintain reasonable errors and omissions insurance coverage commensurate with each party's respective responsibilities under this
Agreement.

(o) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Funds’
shares may be sold to other insurance companies (subject to Section 13(a)(iii) hereof) and the account value of the
Contracts may be invested in other investment companies.

(p) The Company Parties shall not, without prior notice to the Funds’ adviser and Distributor (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(q) Company Parties shall not, without prior notice to the Funds’ adviser and Distributor (unless otherwise required by applicable law), induce contract owners or participants to change or modify the Fund or change the Fund’s distributor or investment adviser.

5	.	Fees.

(a) The provision of Sub-TA, Shareholder and Distribution Services to Customers shall be the responsibility of the
Company and Company Distributor and shall not be the responsibility of Distributor, the Registrants or the Funds.
The Company on behalf of its Separate Accounts will be recognized as the sole shareholder of Fund shares purchased under this Agreement.

(b) As compensation for the services rendered by the Company and Company Distributor pursuant to this Agreement, the Funds and the Distributor shall pay Company and Company Distributor the fees set forth in Schedule B of this
Agreement.

(c) Notwithstanding Schedule B and Section 5(b), above, the Company Parties acknowledge that each Fund may, without prior notice, suspend or eliminate the payment of any compensation, including Distribution 12b-1 Fees,
Shareholder Servicing Fees, and Sub-TA Fees (as defined in Schedule B) or other compensation, by amendment, sticker or supplement to the Prospectus of each Fund. The Company Parties agree that Distributor shall have no obligation to pay any compensation to the Company Parties for the sale or servicing of Shares until Distributor receives the related compensation from the applicable Fund, and that Distributor's liability to the Company Parties for such payments will not be more than the amount of related compensation that Distributor receives from such
Fund.

(d) Expenses incurred by the Company and payments received by the Company under this Agreement shall be allocated to the Company in conformity with customary insurance accounting practices.

(e) The parties intend that the provision of Sub-TA, Shareholder and Distribution Services under this Agreement shall have no impact on the surplus of the Company.

6	. Expenses.

The applicable Registrant and/or Fund shall reimburse certain out-of-pocket expenses the Company incurs in connection with providing shareholder services to Contract owners or the Plans. These expenses are limited to the costs of printing and distributing updated Prospectuses, Prospectus supplements and financial reports to Contract owners or Plan
Representatives or Plan Participants for which the Company provides shareholder services hereunder, and all costs incurred by the Company associated with proxies for the Fund, including proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage). Except as otherwise agreed in writing, the Company shall bear all other expenses incidental to the performance of the services described herein. Distributor shall, however, provide the
Company, with such sufficient copies of relevant Prospectuses for all Plan Participants making an initial Fund purchase as well as copies of relevant Prospectuses, Prospectus supplements and periodic reports to shareholders, and other material as shall be reasonably requested by the Company to disseminate to Plan Participants who purchase shares of the Funds.
Expenses incurred by the Company and payment received by the Company shall be allocated to the Company in conformity with customary insurance accounting practices.

7	. Effective Date, Duration, Termination and Assignment.

(a) Effective Date and Duration of Agreement. This Agreement shall be effective as of December 31, 2015 (the
“Effective Date”) and shall continue in effect for an initial term of one year (the “Initial Term”). This
Agreement shall automatically renew following the Initial Term for subsequent one-year terms (“Subsequent
Terms”) under the same terms and conditions, subject to the provisions for termination, as set forth below.

(b) This Agreement may be terminated as follows:

(i) At the option of any party upon ninety (90) days advance written notice to the other parties;

(ii) At the option of the Company Parties upon (90) days advance written notice if shares of the Funds are not available for any reason to meet the investment requirements of the Contracts;

(iii)At the option of either Company Distributor or Distributor, upon institution of formal disciplinary or investigative proceedings against the Company Distributor, Distributor or the Funds by the Financial
Industry Regulatory Authority ("FINRA"), the Securities and Exchange Commission ("SEC"), or any
other regulatory body with jurisdiction over the relevant party;

(iv) At the option of Distributor, if Distributor shall reasonably determine in good faith that shares of the
Funds are not being offered in conformity with the terms of this Agreement; provided, however, that prompt advance written notice of election to terminate shall be furnished by the Distributor;

(v) At the option of the Company Parties by written notice to the Registrants and the Distributor with respect to any Funds if the Company reasonably believes that the Funds will fail to meet Section
817(h) diversification requirements or Subchapter M qualifications specific in Section 13 of this
Agreement;

(vi) At the option of the Company Parties, with respect to the applicable Funds, upon termination of the management agreement between such Funds and their investment adviser written notice of such termination shall be promptly furnished to the Company Parties;

(vii)	Upon the implementation by the Company of a substitution of Fund’s shares for the shares of another investment company in accordance with the terms of the applicable Contracts.

(viii)	At the option of either a Registrant or the Distributor, if a Registrant or the Distributor, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Company’s ability to perform its obligations under this Agreement. Each Registrant or the
Distributor shall notify the Company of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Company and any other changes in circumstances since the giving of such a notice, the determination of each Registrant or the Distributor shall continue to apply on the ninetieth (90th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.

(ix)	At the option of the Company or Company Distributor, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that the Registrants and/or the Funds or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Registrant’s and/or the Fund’s or the Distributor’s ability to perform its obligations under this Agreement. The Company or Company Distributor shall notify the Registrants and/or the
Funds or the Distributor of that determination and its intent to terminate this Agreement, and after considering the actions taken by the Registrants and/or the Funds or the Distributor and any other changes in circumstances since the giving of such a notice, the determination of the Company or
Company Distributor shall continue to apply on the ninetieth (90th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.

(x)	If the Fund's shares are not registered, issued or sold in conformance with federal law or such law precludes the use of Fund shares as an investment vehicle for the Contracts provided, however, that prompt notice shall be given by any party should such situation occur;

(xi)	Upon requisite vote of the Customers having an interest in the Separate Accounts (or any subaccounts thereof) to substitute the shares of another investment company for the corresponding shares of the
Funds or a Fund in accordance with the terms of the Contracts for which those shares had been selected or serve as the underlying investment media;

(xii)	At the option of any party to the Agreement, immediately upon written notice, in the event of a determination by a majority of the Trustees of the Funds, or a majority of its disinterested Trustees, that an irreconcilable conflict, as described in Section 14 hereof, exists;

(xiii) Notwithstanding the preceding, the Distributor acknowledges that it has no automatic right to terminate the Agreement if the Company is placed in receivership or seized by its respective domiciliary state Insurance Commissioner (“Commissioner”) pursuant to applicable domiciliary state insurance receivership statutes. In the event the Company is placed in receivership or seized by its domiciliary state Commissioner pursuant to applicable domiciliary state insurance receivership statutes, (i) all of the rights of the Company under this Agreement will extend to the receiver or the
Commissioner, as applicable, and (ii) all books and records related to the services provided by the
Company will be made available to the receiver or the Commissioner, as applicable, immediately upon request thereby.

		(c)	All parties to this Agreement shall promptly notify the other parties to the Agreement of the institution against such party of any such formal proceedings as described in Section 7(b)(iii) hereof. The Company shall give 60 days prior written notice to the Funds of the date of any proposed vote of Contract owners or Plan Participants to replace the Funds' shares as described in Section 7(b)(ix) hereof.

		(d)	The Funds and the Distributor acknowledge that the Company may have the right to substitute shares of other securities for shares of the Funds under certain circumstances. The Company agrees not to exercise this right until after at least 60 days' written notice to the Funds and the Distributor. In the event that the Company exercises its right to substitute shares of other securities for shares of the Funds, the Company shall furnish, or shall cause to be furnished, to the Funds and the Distributor, or their designees, any application for an order seeking approval of the substitution or any other written material related to such substitution, including the notice of the substitution to be sent to Customers.

		(e)	In the event the Agreement is terminated pursuant to Sections 7(b) (iv) or (x), at the option of the Funds or the
Distributor the Company agrees to use its best efforts to seek an order approving the substitution of shares of the
Funds and, following receipt of the substitution order, to implement such substitution promptly and as early as reasonable practicable. In the event that the one year anniversary of the termination of the Agreement pursuant to any other provision of Section 7 is reached and the substitution of shares of the Funds has not yet been accomplished (a "redemption event"), such redemption event shall be considered as an immediate request for redemption of shares of the Funds held by the Separate Accounts received by the Investment Company as of the date of the redemption event. The Investment Company agrees to process either such redemption request in accordance with the 1940 Act and the regulations thereunder and the Investment Company's registration statement.

		(f)	If this Agreement terminates, the parties agree that to the extent that all or a portion of the assets of the Separate
Accounts continue to be invested in the Funds or any Fund, Sections 1 through 6 and 10 through 14 will remain in effect after termination.

		(g)	This Agreement shall not be assigned by any party without the written consent of the other parties, provided however, that any party (subject to the terms of this section) may assign this Agreement to an entity which controls, is controlled by, or is under common control with such party by providing notice of such assignment to the other parties. Notwithstanding the preceding sentence, an assignment by any party to this Agreement of all or a portion of its rights or obligations under this Agreement to any affiliate shall be undertaken in accordance with the applicable domestic state insurance holding company laws.

8	.	Continuation of Agreement.

Termination as the result of any cause listed in Section 7 hereof shall not affect the Funds’ respective obligations to continue to maintain the Account as an investment option for Contracts then in force for which its shares serve or may serve as the underlying investment vehicle. For avoidance of doubt, if the termination is not caused by the breach of the terms of this Agreement by the Company, Distribution 12b-1 Fees, Shareholder Servicing Fees, and Sub-TA Fees (as defined in
Schedule B), will continue to be payable under the terms in Section 5 after the termination, for as long as fund assets are held through the Contracts.

9	.	Advertising and Related Materials.

		(a)	For purposes of this Section 9 and Section 11, the phrase "advertising and related materials” includes, but is not limited to: (i) advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media); (ii) sales literature
(i.e., any written communication distributed or made generally available to Customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article); (iii) educational or training materials or other communications distributed or made generally available to some or all agents or employees; (iv) shareholder reports; and (v) any other material constituting sales literature or advertising under the FINRA rules, the 1933
Act or the 1940 Act.

		(b)	Advertising and related materials with respect to the Funds prepared by the Company Parties or their agents for use in marketing shares of the Funds to Contract owners or Plans (except any material that simply lists the
Funds’ names) shall be submitted to Distributor for review and approval before such material is used with the general public or any Customer. Distributor shall advise the Company in writing within ten (10) days of receipt of such materials of its approval or disapproval of such materials. No such material shall be used if a Fund objects to such use within five (5) Business Days after receipt of such material.

		(c)	Distributor will provide to the Company at least one complete copy of all Prospectuses, statements of additional information, annual and semiannual reports and proxy statements, other related documents, and all amendments or supplements to any of the above documents that relate to the Funds promptly after the filing of such document with the SEC or other regulatory authorities. Distributor will also provide to the Company an electronic copy of all Prospectuses, statements of additional information, annual and semiannual reports, and all amendments or supplements suitable for posting on the Company's websites at the Company's discretion.

		(d)	At Fund’s reasonable request, the Company will provide to the Fund at least one complete electronic copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and any other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account.

		(e)	Each Registrant or the Distributor shall not give any information or make any representations on behalf of the
Company or concerning the Company, the Separate Account(s), or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

		(f)	The Company Parties will not give any information or make any representations or statements concerning a
Fund other than the information or representations contained in the registration statement, prospectus, or statement of additional information for Fund shares, as such documents may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports approved by the Fund or the
Distributor for distribution, or in sales literature or other material provided by the Fund, its adviser or by the
Distributor, or in sales literature or other material provided by the Fund, its adviser or by the Distributor, except with permission of the Distributor.

		(g)	At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

10	.	Proxy Voting.

		(a)	Upon request from the Registrant or proxy tabulator acting as agent on behalf of the Registrant, the Company will provide beneficial ownership information to the proxy tabulator to distribute proxy materials to Contract owners, Plan Representatives or Plan Participants who own shares of the Funds. The Company shall not oppose or interfere with the solicitation of proxies for Fund shares held for such beneficial owners. If and to the extent required by law the Company shall: (i) solicit voting instructions from Contract owners or Plan Participants ; (ii)
vote the fund(s) shares held in the Contract owners or Plan Participants account(s) in accordance with instructions received from Contract owners or Plan Participants ; (iii) vote fund shares held in the Contract owners or Plan Participants account(s) for which no instructions have been received in the same proportion as fund(s) shares for which instructions have been received from Contract owners or Plan Participants, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Separate Account in its own right, to the extent permitted by law.

The Company reserves the right to vote shares of a Fund held in any segregated asset account, including any
Separate Account, in its own right, to the extent permitted by law.

		(b)	The Company shall be responsible for assuring that the proxy votes for Fund shares held by its Separate
Accounts are calculated as directed by each Registrant and agreed to by the Company and each Registrant. Each
Registrant agrees to promptly notify the Company of any changes of interpretations or amendments of the
Mixed and Shared Funding Exemptive Order.

		(c)	Each Registrant will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Registrant will either provide for annual meetings (except insofar as the SEC may interpret
Section 16 of the 1940 Act not to require such meetings) or, as each Registrant currently intends, comply with
Section 16(c) of the 1940 Act (each Registrant is not one of the Registrant’s described in Section 16(c) of that
Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Registrant will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

11	.	Indemnification.

		(a)	The Company Parties, in each case solely to the extent relating to such party’s responsibilities hereunder, agree to indemnify and hold harmless the Registrants, the Funds, the Distributor and each of their directors, officers, employees, agents and each person, if any, who controls the Funds or their investment adviser within the meaning of the Securities Act of 1933 ("1933 Act") against any losses, claims, damages or liabilities to which the Distributor, the Registrants and/or the Funds or any such director, officer, employee, agent, or controlling person may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof)
(i) arise out of, or are based upon, the provision of Administrative, Shareholder or Distribution services by the
Company and/or Company Distributor under this Agreement, (ii) result from a breach of a material provision of this Agreement by the Company or Company Distributor (including a breach of any representation or warranty), (iii) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus (which shall include an offering memorandum) for the
Contracts issued by the Company or sales literature for such Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the agreement to indemnify shall not apply as to the Company if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Funds for use in the registration statement or prospectus for the Contracts issued by the
Company or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of such Contracts or Fund shares, (iv) arise out of or as a result of any statement or representations (other than statements or representations contained in the registration statement, Prospectus or sales literature of the Funds not supplied by the Company or persons under its control) or wrongful conduct of the Company or any of its affiliates, employees or agents with respect to the sale or distribution of the Contracts issued by the Company or the Funds’ shares, or (v) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus or sales literature of any Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Funds by or on behalf of the Company Parties.

The Company Parties will reimburse any legal or other expenses reasonably incurred by the Registrants, the
Funds and/or Distributor or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
Company Parties will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the gross negligence or willful misconduct of the
Registrants, the Funds or Distributor or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

		(b)	The Funds and the Distributor, in each case solely to the extent relating to such party’s responsibilities hereunder, agree to indemnify and hold harmless the Company and Company Distributor and each of their directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or Company Distributor, and each of their directors, officers, employees, agents or controlling persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement,
Prospectus or sales literature of the Funds (or any amendment or supplement to any of the foregoing) or arise out of, or are based upon, the omission or the alleged omission to state a material fact required to be stated
therein or that is necessary to make the statements therein not misleading provided that this agreement to indemnify shall not apply to Distributor if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Registrant or the Funds or their designee of any by or on behalf of the Company for use in the registration statement or
Prospectus for the Funds or in sales literature (or any amendment or supplement) or otherwise for use in the registration statement or Prospectus for the Funds or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the Funds' shares (ii) arise out of or as a result of any statement or representations (other than any statement or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by Distributor or any employees or agents thereof) or wrongful conduct of any Registrant, Funds or the Distributor, or their affiliates, employees or agents with respect to the sale or distribution of the Contracts issued by the Company or the Funds' shares, (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts issued by the Company, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Funds, or (v) result from a breach of a material provision of this Agreement. Distributor, or its agent will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Distributor or its agent will not be liable for indemnification hereunder to the extent that any such loss, claim, damage or liability arises out of, or is based upon, the gross negligence or willful misconduct of the Company or Company Distributor or their respective directors, officers, employees, agents, or any controlling person herein defined in the performance of their obligations under this Agreement.

The Registrants, the Funds or the Distributor will reimburse any legal or other expenses reasonably incurred by the Company Parties or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
Registrants, the Funds or Distributor will not be liable for indemnification hereunder to the extent that any such loss, claim, damage, liability or action arises out of or is based upon the gross negligence or willful misconduct of the Company Parties or any such director, officer, employee, agent or any controlling person herein defined in performing their obligations under this Agreement.

(c)		Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this
Section 11. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

This Section 11 shall survive after termination of this agreement.

12	.	Representations and Warranties.

(a) Representations of the Company. The Company represents and warrants:

(i) that it (A) is a life insurance company organized under the laws of the State of Iowa, (B) is in good standing in that jurisdiction, (C) is in material compliance with all applicable federal and state insurance laws, (D) is duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required, and will maintain such license or authorization in effect at all times during the term of this

Agreement, and (E) has full authority to enter into this Agreement and carry out its obligations pursuant to its terms;

(ii)	that it is authorized under the Contracts to (A) provide administrative, recordkeeping and shareholder services to the Contracts, and (B) facilitate transactions in the Funds through the Accounts; and

(iii) The Company acknowledges that, pursuant to Form 24f-2, the Funds are not required to pay fees to the SEC for registration of their shares under the 1933 Act with respect to shares issued to Separate Accounts that are unit investment trusts that offer interests that are registered under the 1933 Act and on which a registration fee has been or will be paid to the SEC ("Registered Separate Accounts"). The Company agrees to provide the Funds each year within 60 days of the end of the Funds’ fiscal year, or when reasonably requested by the Funds, information as to the number of shares purchased by Registered Separate Accounts and Separate Accounts the interests of which are not registered under the 1933 Act. The Company acknowledges that the Funds intend to rely on the information so provided and represents and warrants that such information shall be accurate.

(b) Representations of Company Distributor. Company Distributor represents and warrants:

(i)	that it (A) is a member in good standing of the FINRA, (B) is registered as a broker-dealer with the SEC, and
(C) will continue to remain in good standing and be so registered during the term of this Agreement;

(ii)	that it (A) is a limited liability company duly organized under the laws of the State of Delaware, (B) is in good standing in that jurisdiction, (C) is in material compliance with all applicable federal, state and securities laws, (D) is duly registered and authorized to conduct business in every jurisdiction where such registration or authorization is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (E) has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement;

(iii)	Company Distributor acknowledges that, pursuant to this Agreement, Fund shares will not be sold to any
Plan outside of the Separate Account context; and

(iv)	that it will not, without the written consent of the Distributor, make representations concerning shares of the
Funds except those contained in the then-current Prospectus and in the current printed sales literature approved by either the Fund or Distributor;

(c) Representations of the Registrants. Registrants represent and warrant:

(i)	that the Funds (A) are duly organized under the laws of each State in the manner indicated on Schedule A,
(B) are in good standing in such jurisdictions, (C) are in material compliance with all applicable federal, state and securities laws, and (D) are duly licensed and authorized to conduct business in every jurisdiction where such license or authorization is required;

(ii)	that the shares of the Funds are (A) registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal, state, and securities laws, (B) that the Funds amend their registration statements under the 1933 Act and the 1940 Act from time to time as required or in order to effect the continuous offering of their shares, and (C) that the Funds have registered and qualified their shares for sale in accordance with the laws of each jurisdiction as required by Applicable law;

(iii) that it believes in good faith that the Registrants and each of their respective Funds are currently qualified as regulated investment companies under Subchapter M of the Tax Code, and will make best efforts to maintain each Funds such qualification, and that they will notify the Company immediately upon having a reasonable basis for believing that any of the Funds have ceased to so qualify or that any might not qualify in the future;

(d) Representations of the Distributor. Distributor represents and warrants:

(i) that Distributor (A) is a member in good standing of the FINRA, (B) is registered as a broker-dealer with the
SEC, and (C) will continue to remain in good standing and be so registered during the term of this
Agreement; and

(ii) that (A) Distributor is a limited liability corporation duly organized under the laws of the Delaware; (B)
Distributor is in good standing in that jurisdiction, (C) Distributor is in material compliance with all applicable federal, state, and securities laws, (D) Distributor is duly registered and authorized in every jurisdiction where such license or registration is required, and will maintain such registration or authorization in effect at all times during the term of this Agreement, and (E) Distributor has full authority to enter into this Agreement and carry out its obligations pursuant to the terms of this Agreement.

13	.	Further Representations and Warranties Pertaining to 817(h) and Subchapter M of the Tax Code.

		(a)	The Registrant, the Funds and the Distributor represent and warrant that: (i) each Registrant will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Tax Code, and the regulations issued thereunder; (ii) without limiting the scope of the foregoing, each
Registrant and each Fund thereof will at all times comply with Section 817(h) of the Tax Code and Treasury
Regulation (S)1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity contracts and any amendments or other modifications or successor provisions to such Section or Regulations; (iii) shares of the Fund(s) will be sold only to Participating
Insurance Companies and their Separate Accounts and to Qualified Plans; (iv) no shares of any Fund of each
Registrant will be sold to the general public; (v) each Registrant and each Fund is currently qualified as a
Regulated Investment Company under Subchapter M of the Tax Code, and that each Fund will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect;
(vi) they will notify the Company immediately upon having a reasonable basis for believing that each Registrant or any Fund has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future; and (vii) if a Fund or Registrant ceases to comply with Section 817(h) diversification, or Subchapter M qualification, said Registrant and/or Fund will take all reasonable steps to adequately achieve compliance to said qualifications within the grace periods, if applicable, afforded under said regulations.

		(b)	The Company agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of the Company or, to the Company’s knowledge, of any Customer that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Tax Code or the Company
otherwise becomes aware of any facts that could give rise to any claim against each Registrant or Distributor as a result of such a failure or alleged failure that: (i) the Company shall promptly notify each Registrant and the
Distributor of such assertion or potential claim; (ii) the Company shall consult with each Registrant and the
Distributor as to how to minimize any liability that may arise as a result of such failure or alleged failure; (iii) the
Company shall use its best efforts to minimize any liability of each Registrant and the Distributor resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-
5(a)(2), to the commissioner of the IRS that such failure was inadvertent; (iv) any written materials to be submitted by the Company to the IRS, any Customer or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to each Registrant,
Fund and/or Distributor (together with any supporting information or analysis) within at least two (2) business days prior to submission; and (v) the Company shall provide each Registrant and the Distributor with such cooperation as each Registrant and the Distributor shall reasonably request (including, without limitation, by permitting each Registrant and the Distributor to review the relevant books and records of the Company) in order to facilitate review by each Registrant and Distributor of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure.

14	.	Governing Law.

		(a)	This Agreement and all the rights and obligations of the parties shall be governed by and construed under the laws of the State of New York to the extent such law is not superseded by federal law without giving effect to the principles of conflicts of laws and the provisions shall be continuous.

		(b)	This Agreement shall be subject to the provisions of FINRA, the 1933 Act, the Securities and Exchange Act of
1934 and 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared
Funding Exemptive Order), and the terms hereof shall be interpreted and construed in accordance therewith.

15	.	Potential Conflicts.

		(a)	During such time as the Funds engage in Mixed Funding or Shared Funding, the parties hereto shall comply with the conditions in this Section 14.

		(b)	The Funds’ Board of Trustees shall monitor the Funds for the existence of any material irreconcilable conflict (i)
between the interests of owners of variable annuity contracts and variable life insurance policies, and (ii)
between the interests of owners of variable annuity contracts and variable life insurance policies issued by different Participating Life Insurance Companies that invest in the Funds. A material irreconcilable conflict may arise for a variety of reasons including: (i) an action by any state insurance regulatory authority; (ii) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (iii) an administrative or judicial decision in any relevant proceeding; (iv) the manner in which the investments of any
Fund are being managed; (v) a difference in voting instructions given by variable annuity and variable life insurance contract owners; or (vi) a decision by a Participating Insurance Company to disregard the voting instructions of owners of variable annuity contracts and variable life insurance policies.

		(c)	The Company agrees that it shall report any potential or existing conflicts of which it is aware to the Funds’
Board of Trustees. The Company will be responsible for assisting the Board of Trustees in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, or, if the Funds are engaged in Mixed
Funding or Shared Funding in reliance on Rule 6e-2, 6e-3(T), or any other regulation under the 1940 Act, the
Company will be responsible for assisting the Board of Trustees in carrying out its responsibilities under such regulation, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, any obligation by the Company to inform the Board whenever
Contract owner or Plan Participant voting instructions are disregarded. The Company shall carry out its responsibilities under this Section 14(c) with a view only to the interests of the Contract owners or Plan
Participants.

(d)	The Company agrees that in the event that it is determined by a majority of the Board of Trustees or a majority of the Funds’ disinterested Trustees that a material irreconcilable conflict exists, the Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested Trustees of the
Board), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (i) withdrawing the assets allocable to some or all of the Separate Accounts from the Funds or any
Fund and reinvesting such assets in a different investment vehicle, including another Fund of the investment company, or submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners or Plan Participants and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners or life insurance contract owners of contracts issued by one or more
Participating Insurance Companies), that votes in favor of such segregation, or offering to the affected Contract owners or Plan Participants the option of making such a change; and (ii) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of the Company’s decision to disregard Contract owners’ or Plan Participants’ voting instructions and that decision represents a minority position or would preclude a majority vote, the Company shall be required, at the Funds’ election, to withdraw the Separate Accounts' investment in the Funds, provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees, and no charge or penalty will be imposed as a result of such withdrawal. These responsibilities shall be carried out with a view only to the interests of the
Contract owners or Plan Participants. A majority of the disinterested Trustees of the Funds shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Registrants or any of the Funds investment advisers or the Distributor be required to establish a new funding medium for any Contract. The Company shall not be required by this Section 14(d) to establish a new funding medium for any Contract if any offer to do so has been declined by vote of a majority of Contract owners or Plan
Participants materially adversely affected by the material irreconcilable conflict.

(e)	If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Separate
Account(s)’ investment in each Fund and terminate this Agreement within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict;
provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, each Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of each Trust.

(f)	The Company at least annually, shall submit to the Funds’ Board of Trustees such reports, materials, or data as the Board reasonably may request so that the Trustees may fully carry out the obligations imposed upon the
Board by the conditions contained in the application for the Mixed and Shared Funding Exemptive Order and
said reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

(g)	All reports of potential or existing conflicts received by the Funds’ Board of Trustees, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board of Trustees or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

(h)	The Board of Trustees shall promptly notify the Company in writing of its determination of the existence of an irreconcilable material conflict and its implications.

		(i)	The Funds and the Company agree that if and to the extent Rule 6e-2 or Rule 6e-3(T) under the 1940 Act is amended or if Rule 6e-3 is adopted in final form, to the extent applicable, the Funds and the Company shall each take such steps as may be necessary to comply with the Rule as amended or adopted in final form. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under Applicable law, then this Section 14(h) shall continue in effect, and the remainder of Section 14 shall no longer apply.

16	.	Miscellaneous.

		(a)	Amendments. Except as provided in this paragraph 16(a), this Agreement may be amended only by a writing signed by all parties, provided however, that any such amendment is undertaken in accordance with the applicable domestic state insurance holding company laws.

		(b)	Anti-Money Laundering. Distributor has established and will maintain programs, policies and procedures as required by federal, state or local law to detect and prevent money laundering. Company Parties agree to comply with the applicable provisions of 31 U.S.C. Section 5318(h), also known as Section 352 of the USA PATRIOT
Act, and all applicable implementing regulations promulgated by either the Secretary of the United States
Department of the Treasury or the SEC. Such compliance shall include but not be limited to the development and implementation of an anti-money laundering program which includes: (i) “Know Your Customer”
identification and verification procedures in compliance with implementing regulations promulgated pursuant to
Section 326 of the USA PATRIOT Act; (ii) Financial transaction monitoring/surveillance procedures to determine whether any Customer is engaging in suspicious activities that should be reported to the United States
Department of the Treasury’s Financial Crimes Enforcement Network; and (iii) A protocol to facilitate appropriate federal regulatory examiners obtaining information and records regarding Selling Firm’s anti-money laundering program and to conduct inspections for purposes of the program. Company Parties agree not to offer or sell interests in any separate account that invests in any Fund to: (i) any investor listed on the United States
Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) list of prohibited persons, entities, and countries, or (ii) a foreign shell bank. A “foreign shell bank” is defined as a bank that (a) does not maintain a physical presence in any jurisdiction; and (b) is not (i) an affiliate of a bank that maintains a physical presence, and (ii) subject to regulation by the governmental authority that regulates the non-shell bank affiliate. As of the date this Agreement is made and entered into, the Company does not believe, nor have any current reason to believe, and will, as allowable under state and federal law, immediately notify the Distributor, the Registrants and the Funds if the Company comes to have any reason to believe that any of the Company’s Customers that invest within Fund(s) shares through the Company are engaged in money-laundering activities or are associated with any terrorist and/or other individuals, entities or organizations sanctioned by the United States or any other jurisdictions in which the Company does business, or appear on any lists of prohibited persons, entities and/or jurisdictions maintained and administered by OFAC. Each party shall cooperate with the others to the extent required by law to facilitate implementation of each other's anti-money laundering (AML) program.

		(c)	Privacy. Each of the parties to this Agreement has adopted and implemented procedures to safeguard Customer information and records that are reasonably designed to: (i) ensure the security and confidentiality of Customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of
Customer records and information; (iii) protect against unauthorized access to or use of Customer records or information that could result in substantial harm or inconvenience to any Customer; (iv) protect against unauthorized disclosure of non-public information to unaffiliated third parties; and (v) otherwise ensure compliance with the Gramm-Leach-Bliley Act and SEC Regulation S-P.

		(d)	Restrictions on "Excessive Trading." The Funds have adopted policies designed to prevent frequent purchases and redemptions of any Fund shares in quantities great enough to disrupt orderly management of the corresponding Fund’s investment portfolio. The Company has adopted their own excessive trading policy,

which is attached as Exhibit II (the “Policy”). The Company does not monitor trading in fund shares on behalf of, or in accordance with disclosed policies of, any fund groups; however, the Company monitors individual
Contract owner or Plan Participant trading in accordance with its Policy.

The Company will use its best efforts, and shall reasonably cooperate with the Distributor and the Funds, and will execute any instructions from the Distributor or the Funds to restrict or prohibit further purchases or exchanges of Fund shares by an individual variable Contract owner or Plan Participant who has been identified by the Distributor or the Funds as having engaged in transactions in Fund shares that violate market timing policies established by the Funds. The parties shall use their best efforts, and shall reasonably cooperate with each other to prevent future market timing and frequent trading. Additionally, the parties entered into, or will enter into, a separate shareholder information agreement, incorporating the terms of the Policy. The Company agrees to provide to the Funds certain shareholder identity and transaction information upon the Fund’s request as provided by the shareholder information agreement executed by both parties.

(e) Provision of NAVs. The Distributor shall use commercially reasonable efforts to provide the Company
Distributor with timely NAVs. The parties acknowledge that certain events, including, but not limited to, fair valuation, computer system failures, and natural catastrophes, may delay the delivery of or require revision to the
NAVs.

(f) Damages. The parties agree that, notwithstanding any other provision in this agreement, no party shall be liable to another party for any indirect or consequential damages in connection with this agreement, even if the party who is liable has been informed in advance of the possibility of such damages.

(g) Force Majeure. In the event any party is unable to perform its obligations or duties under the terms of this
Agreement because of acts of God, strikes, riots, acts of war, equipment failures, or power or other utility failures or damage or other cause reasonably beyond its control, such party will not be liable for any and all losses, damages, costs, charges, counsel fees, payments, expenses or liability to any other party resulting from such failure to perform its obligations or duties under this Agreement or otherwise from such causes. In any such event, the relevant party will be excused from any further performance and observance of the obligations so affected (and from any related indemnity obligations under this Agreement) for as long as such circumstances prevail provided each party uses commercially reasonable efforts to recommence performance or observance as soon as practicable.

(h) Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by facsimile, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following address, or at such other addresses as may be designated by notice from such party to all other parties.

To the Company:

Voya Insurance and Annuity Company
909 Locust Street
Des Moines, IA 50309

If to the Company Distributor:

Directed Services, LLC
One Orange Way
Windsor, CT 06095

If to the Distributor:

Voya Investments Distributor, LLC
7337 E. Doubletree Ranch Road
Suite 100
Scottsdale, AZ 85258
Attn: Robert Terris

If to the Registrants or Funds:

Voya funds
7337 E. Doubletree Ranch Road
Suite 100
Scottsdale, AZ 85258
Attn: Legal Department

Any notice, demand or other communication given in a manner prescribed in this Subsection (d) shall be deemed to have been delivered on receipt.

(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(j) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

(k) Severability. In case anyone or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(l) Redemption Fees. The parties agree that transactions in the Funds pursuant to the terms of this Agreement are not subject to any redemption fees that may otherwise be required by the Funds; provided however that upon
Distributor's written request, the Company will implement such redemptions fees in a time frame and manner mutually acceptable to all parties.

(m) Records. The parties agree that all documents, reports, records, books, files, accounting statements, invoices for services and other materials developed or maintained by the Company under or related to this Agreement shall be the sole property of the Company. The Company shall keep and maintain or cause to be kept and maintained full and complete documentation and records related to the services provided hereunder, including the accounting necessary to support charges for services. The Company shall maintain custody of said documentation and records and shall make them available to the other parties upon reasonable request. The Company and its applicable domestic state insurance department shall have access to the Company’s books and records pertaining to the services provided by the Company and the charges billed by or to the Company pursuant to the provisions of this Agreement.

(n) Company Assets. The parties agree and acknowledge that all funds and invested assets of the Company are the exclusive property of the Company, held for the benefit of the Company and are subject to the control of the
Company.

(o) Entire Agreement. Except as described below, this Agreement, as amended from time to time as described herein, supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof and represents the entire agreement between the parties related to the subject matter described herein.

Notwithstanding the preceding, this Agreement does not supersede or encompass other profit sharing agreements that do not constitute management or service agreements entered into between the parties. Furthermore, this
Agreement does not supersede the Rule 22c-2 agreement dated effective October 16, 2007. Such agreements are not incorporated by reference into this Agreement.

(p) Arbitration. Any controversy, dispute or claim between the Parties arising out of or relating to this Agreement shall be resolved by binding and final arbitration before three neutral arbitrators selected from the securities industry. The arbitration shall be conducted in accordance with the Federal Arbitration Act (Title 9 of the U.S.
Code) and administered by the American Arbitration Association (“AAA”) in accordance with AAA’s
Commercial Arbitration Rules then in affect at the time arbitration is demanded. One arbitrator shall be named by each party within 30 days of the date on which arbitration is demanded and the third shall be appointed by the two party-appointed arbitrators within 30 days of the date on which the last party-appointed arbitrator is named, or, if they should fail to agree on the third arbitrator, by AAA. The arbitration proceeding shall be held in New York
City. Judgment on the award of the arbitrators may be entered by any court having jurisdiction. The proceedings shall be confidential, except as may be necessary to enforce the award. Each Party shall be responsible for its own expenses.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers as of the date first written above.

VOYA INSURANCE AND ANNUITY COMPANY

By: /s/ Lisa Gilarde Name: Lisa Gilarde Title: Vice President Date: 7/27/16

DIRECTED SERVICES, LLC

By: /s/ Kevin Reimer Name: Kevin Reimer Title: VP and Treasurer Date: 7/27/16

VOYA INVESTMENTS DISTRIBUTOR, LLC

By: /s/ Huey P. Falgout, Jr. Name: Huey P. Falgout, Jr. Title: Secretary Date: 7/28/16

ON BEHALF OF THE REGISTRANTS

By: /s/ Huey P. Falgout, Jr. Name: Huey P. Falgout, Jr. Title: Secretary Date: 7/28/16

Schedule A
Current Non-Retail, Open-End Registered Investment Companies (“Registrants”)

Voya Balanced Portfolio
Voya Government Money Market Portfolio
Voya Intermediate Bond Portfolio
Voya Investors Trust
Voya Partners, Inc.
Voya Strategic Allocation Portfolios, Inc.
Voya Variable Funds
Voya Variable Insurance Trust
Voya Variable Portfolios, Inc.
Voya Variable Products Trust

Schedule B

Funds and Fees

Funds:		Except as otherwise provided for in this Agreement, this Agreement shall apply to all of the classes of all non-retail, insurance dedicated funds distributed by Distributor that, in accordance with their respective registration statements, are available to offer shares of one or more of its series to separate accounts of insurance companies that fund such Plans through a Contract consistent with the Mixed and Shared Funding Exemptive Order, whether such funds or classes are currently established or are established hereafter, and whether such shares are currently outstanding or being offered or are offered and sold in the future (each a “Fund” and collectively, the “Funds” and each a “Class” and collectively the “Classes”, as applicable). For clarity, Class R6 shares of the Funds are only available to the Company so long as the Company neither receives nor requests any type of compensation (including servicing, administrative, and revenue sharing payments) from the
Funds, the Distributor or an affiliate of such entities with respect to the Class R6 Shares. Class A and C shares of the Funds are also not available for purchase under this Agreement.

Except as set forth below, and subject to obtaining any required regulatory approvals, the Funds and the Distributor will pay no fee or compensation to Company or Company Distributor under this Agreement.

1	.	Distribution 12b-1 Fee:

(a) Rate and Calculation: Subject to the qualifications below, as compensation for the Distribution Services rendered herein, Distributor will pay Company or Company Distributor a quarterly 12b-1 distribution fee at the rate set forth in each applicable Fund’s Prospectus and related Rule 12b-1 plan established pursuant to Rule 12b-1 under the 1940 Act (“Rule 12b-1 Plan”) (the “Distribution 12b-1 Fee”). To the extent that Company receives a
Distribution 12b-1 Fee, it will pass the entire amount to the Company Distributor. Company Parties acknowledge that any Distribution 12b-1 Fee compensation paid to it will only derive from applicable amounts paid to the
Distributor from the applicable Fund. Company Parties also acknowledge and agree that the Distributor shall not be responsible for the payment of any such fee unless and until the Distributor has received such fee from the applicable Fund, and the Company Parties agree to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund.

(b) Payment: Distributor will pay Distribution 12b-1 Fees within 30 days of the end of each calendar quarter and shall pay any amounts due for Distribution and Shareholder Services provided up to the termination date, if any, of this Agreement, except for the provision set forth in Section 8 of this Agreement.

2	.	Shareholder Servicing Fee:

(a) The Shareholder Servicing Fee (as defined below) provided pursuant to this Agreement is for the Shareholder
Services described in this Agreement and is not for or conditioned upon the performance of marketing or other distribution-related activities on behalf of the Funds. Subject to the qualifications below, as compensation for the
Shareholder Services rendered herein, Distributor will pay Company or Company Distributor a quarterly shareholder servicing fee at the rate set forth in each applicable Fund’s Prospectus and related shareholder servicing plan (whether or not adopted pursuant to Rule 12b-1) (the “Shareholder Servicing Fee”). Company
Parties acknowledge that any Shareholder Servicing Fee compensation paid to it will only derive from applicable amounts paid to the Distributor from the applicable Fund. Company Parties also acknowledge and agree that the
Distributor shall not be responsible for the payment of any such fee unless and until the Distributor has received such fee from the applicable Fund, and the Company Parties agree to waive payment of such fee unless and until the Distributor has received payment from the applicable Fund.

(b) Payment: Distributor will pay shareholder servicing fees within 30 days of the end of each calendar quarter and shall pay any amounts due for Distribution and Shareholder Services provided up to the termination date, if any, of this Agreement, except for the provision set forth in Section 8 of this Agreement.

3	.	Sub-TA Fee: Company is not compensated for Sub-TA Fees pursuant to this Agreement.

EXHIBIT I

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund
Profile System and Mutual Fund Settlement, Entry and Registration Verification System

1	.	As provided in Section 4 of the Fund Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing
Corporation ("NSCC") and its subsidiary systems as follows:

(a) Distributor or the Funds will furnish to Company Distributor or its affiliate through NSCC's Mutual Fund Profile
System ("MFPS") (1) the most current NAV information for each Fund, (2) a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund's ex-date, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to Company Distributor or its affiliate by 7:00 p.m., Eastern Time on each business day that the Fund is open for business (each a “Business Day”).
Changes in pricing information will be communicated to both NSCC and Company Distributor or its affiliate. If
Distributor is unable to provide the Company such information by 7:00 p.m., East Coast time, Distributor will communicate by phone and/or e-mail with the Company, as soon as reasonably practicable upon learning of such inability, regarding the estimated time such data will be available and transmitted. In such event, Distributor will continue to communicate by phone and/or e-mail with the Company until it has verified that the data is received by the Company.

(b) Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund's
NAV is calculated as specified in such Fund's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares,
Company Distributor or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by the Company Distributor or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual
Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00 a.m. Eastern Time on the next
Business Day. Subject to Company Distributor or its affiliate's compliance with the foregoing, Company Distributor or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which
Instructions are received by the Company Distributor or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged or redeemed pursuant to such
Instructions. Instructions received in proper form by Company Distributor or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at NAV in accordance with the Fund's then current prospectuses. The
Company Distributor has, and will maintain at all times during the term of this Agreement, appropriate internal controls for the segregation of purchases and redemption orders received before the Close of Business from purchase and redemption orders received after the Close of Business.

(c) Company Distributor or its affiliate will wire payment for net purchase orders by the Fund's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by the Company Distributor or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designed by the Company Distributor or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Fund’s prospectus and statement of additional information.

(e) With respect to (c) and (d) above, if Distributor does not send a confirmation of Company Distributor or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f) If on any day Company Distributor or its affiliate or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or Company Distributor or its affiliate, as applicable, as is otherwise provided in Section 4 of the Agreement.

(g) These procedures are subject to any additional terms in each Fund's prospectus and the requirements of Applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.

2	.	Company Distributor or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by
NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.

3	.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

EXHIBIT II

Voya FinancialTM “Excessive Trading” Policy

The Voya FinancialTM family of companies (VoyaTM), as providers of multi-fund variable insurance and retirement products, has adopted this Excessive Trading Policy to respond to the demands of the various fund families which make their funds available through our variable insurance and retirement products to restrict excessive fund trading activity and to ensure compliance with Section 22c-2 of the Investment Company Act of 1940, as amended. Voya’s current definition of Excessive Trading and our policy with respect to such trading activity is as follows:

1.	Voya actively monitors fund transfer and reallocation activity within its variable insurance and retirement products to identify Excessive Trading.

Voya currently defines Excessive Trading as:

a.

More than one purchase and sale of the same fund (including money market funds) within a 60 calendar day period (hereinafter, a purchase and sale of the same fund is referred to as a “round-trip”). This means two or more round-trips involving the same fund within a 60 calendar day period would meet Voya’s definition of Excessive Trading; or

b.	Six round-trips within a 12 month period.

The following transactions are excluded when determining whether trading activity is excessive:

a.	Purchases or sales of shares related to non-fund transfers (for example, new purchase payments, withdrawals and loans);
b.	Transfers associated with scheduled dollar cost averaging, scheduled rebalancing or scheduled asset allocation programs;
c.	Purchases and sales of fund shares in the amount of $5,000 or less;
d.	Purchases and sales of funds that affirmatively permit short-term trading in their fund shares, and movement between such funds and a money market fund; and
e.	Transactions initiated by a member of the Voya family of insurance companies.

2. If Voya determines that an individual has made a purchase of a fund within 60 days of a prior round-trip involving the same fund, Voya will send them a letter warning that another sale of that same fund within 60 days of the beginning of the prior round-trip will be deemed to be Excessive Trading and result in a six month suspension of their ability to initiate fund transfers or reallocations through the Internet, facsimile, Voice Response Unit (VRU), telephone calls to Customer Service, or other electronic trading medium that Voya may make available from time to time (“Electronic Trading Privileges”).

Likewise, if Voya determines that an individual has made five round-trips within a 12 month period, Voya will send them a letter warning that another purchase and sale of that same fund within 12 months of the initial purchase in the first round-trip in the prior twelve month period will be deemed to be Excessive Trading and result in a six month suspension of their Electronic Trading Privileges. According to the needs of the various business units, a copy of the warning letters may also be sent, as applicable, to the person(s) or entity authorized to initiate fund transfers or reallocations, the agent/registered representative or investment adviser for that individual. A copy of the warning letters and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the trading activity.

3. If Voya determines that an individual has used one or more of its products to engage in Excessive Trading, Voya will send a second letter to the individual. This letter will state that the individual’s Electronic Trading Privileges have been suspended for a period of six months.

Consequently, all fund transfers or reallocations, not just those which involve the fund whose shares were involved in the Excessive Trading activity, will then have to be initiated by providing written instructions to Voya via regular U.S. mail. During the six month suspension period, electronic “inquiry only” privileges will be permitted where and when possible. A copy of the letter restricting future transfer and reallocation activity to regular U.S. mail and details of the individual’s trading activity may also be sent to the fund whose shares were involved in the Excessive Trading activity.

4. Following the six month suspension 6. Each fund available through Voya’s period during which no additional variable insurance and retirement Excessive Trading is identified, products, either by prospectus or Electronic Trading Privileges may stated policy, has adopted or may again be restored. Voya will continue adopt its own excessive/frequent to monitor the fund transfer and trading policy. Voya reserves reallocation activity, and any future the right, without prior notice, Excessive Trading will result in to implement restrictions and/or an indefinite suspension of the block future purchases of a fund Electronic Trading Privileges. by an individual who the fund has Excessive Trading activity during the identified as violating its excessive/ six month suspension period will also frequent trading policy. All such result in an indefinite suspension of restrictions and/or blocking of future the Electronic Trading Privileges. fund purchases will be done in accordance with the directions Voya 5. Voya reserves the right to limit receives from the fund. fund trading or reallocation privileges with respect to any individual, with or without prior notice, if Voya determines that the individual’s trading activity is disruptive, regardless of whether the individual’s trading activity falls within the definition of Excessive Trading set forth above. Also, Voya’s failure to send or an individual’s failure to receive any warning letter or other notice contemplated under this Policy will not prevent Voya from suspending that individual’s Electronic Trading Privileges or taking any other action provided for in this Policy.

This Excessive Trading Policy applies to products and services offered through the Voya family of companies. © 2014 Voya Services Company. All rights reserved.

154907 3030779.X.P CN0214-15598-0316

Voya.com